EXHIBIT 3.2

                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                THE BEARD COMPANY


     The Beard Company, an Oklahoma corporation (the "Corporation"), hereby certifies:

     1. That, at a duly called and held meeting of the Corporation's board of directors, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring the amendment advisable and submitting such amendment to its shareholders for consideration.

     2. That, thereafter, shareholders approved the amendment at a duly called and held meeting of the shareholders of the Corporation.

     3. That, the portion of Article Five of the Certificate of Incorporation that currently reads as follows:

                                 "ARTICLE FIVE

     The aggregate number of shares which the Corporation shall have authority to issue is as follows:

    Class           Number of Shares          Par Value
    -----           ----------------          ---------
Preferred Stock       5,000,000                $1.00
Common Stock          7,500,000              $.001333"

shall be deleted in its entirety and replaced with the following:

                                  "ARTICLE FIVE

     The aggregate number of shares which the Corporation shall have authority to issue is as follows:

     Class         Number of Shares           Par Value
     -----         ----------------           ---------
Preferred Stock       5,000,000                $1.00
Common Stock         15,000,000             $.0006665"

     4. That the amendment was duly adopted in accordance with the provisions of
Section 77 of the Oklahoma General Corporation Act.

     5. This Amendment shall become effective on the close of business August 6, 2004.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested to by duly authorized officers of the Corporation on July 19, 2004.

                                     THE BEARD COMPANY

                                      /s/ Herb Mee, Jr.
                                     Herb Mee, Jr., President

ATTEST:

/s/ Rebecca G. Witcher
Rebecca G. Witcher, Secretary